Exhibit (h)(12)

AMENDMENT TO ADMINISTRATION AGREEMENT
BY AND BETWEEN TD WATERHOUSE FAMILY OF FUNDS, INC. AND
TD ASSET MANAGEMENT USA INC.

        Amendment as of _________, 200__ to the Administration Agreement dated as of June 1, 2005 (the “Agreement”), by and between TD WATERHOUSE FAMILY OF FUNDS, INC. (the “Company”) and TD ASSET MANAGEMENT USA INC. (the “Administrator”).

WITNESSETH:

WHEREAS, the Company and the Administrator desire to amend the Agreement as hereafter set forth;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Section 3 of the Agreement is amended to provide that the Administrator shall not charge any fee or be entitled to other compensation for services provided by the Administrator under this Agreement.

2. Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

N WITNESS WHEREOF, the parties hereto have caused this amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

TD WATERHOUSE FAMILY OF FUNDS, INC.

By:	__________________________ Name: Title:

WITNESS:

___________________

TD ASSET MANAGEMENT USA INC.

By:	__________________________ Name: Title:

WITNESS:

___________________